Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Criticare Systems, Inc.
Waukesha, Wisconsin

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated August 12, 2005, relating to the consolidated financial statements and schedule of Criticare Systems, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2005.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Milwaukee, Wisconsin
February 9, 2006